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                                                                      EXHIBIT 21

SUBSIDIARIES

Following is a list of the Company's subsidiaries, all of which are 100% owned by the Company and included in the consolidated financial statements.

                                                                     State of
Name                                                               Incorporation
----                                                               -------------
Republic Automotive Parts Sales, Inc.                                Delaware
Fenders & More, Inc.                                                 Tennessee
